Exhibit 10.90


First Amendment to Guaranty of Payment, dated March 21, 1995 by and between Heatec, Inc.; Roadtec, Inc.; Trencor, Inc.; Telsmith, Inc.; Astec Transportation, Inc.; ACI, Inc.; Astec, Inc.; CEI Enterprises, Inc.; and The First National Bank of Chicago.




EXHIBIT 10.90

FIRST AMENDMENT TO GUARANTY OF PAYMENT


	THIS FIRST AMENDMENT TO GUARANTY OF PAYMENT
(this "First Amendment") is made as of March 21, 1995 by HEATEC, INC., a Tennessee corporation ("Heatec"), ROADTEC, INC., a Tennessee corporation ("Roadtec"), TRENCOR, INC., a Texas Corporation
("Trencor"), TELSMITH, INC., a Delaware corporation, ("Telsmith"),
ASTEC TRANSPORTATION, INC., a Tennessee corporation ("Astec Transportation"), ACI, INC., a Tennessee corporation (formerly known as Astec Corporation--"ACI"), ASTEC, INC., a Tennessee corporation
("Astec, Inc."), and CEI ENTERPRISES, INC., a Tennessee corporation ("CEI"), in favor of THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, organized and existing under the laws of the United States of America (the "Bank"). Heatec, Roadtec, Trencor, Telsmith, Astec Transportation and ACI are referred to herein as the "Original Guarantors".


	RECITALS

	A.	Astec Industries, Inc. (the "Borrower") and the Bank
entered into a certain Credit Agreement dated as of July 20, 1994 (as amended, modified, restated or extended from time to time, the "Agreement"), pursuant to the terms of which the Bank agreed to make a revolving credit loan to the Borrower in an original principal amount not to exceed $15,000,000. Defined terms used herein shall have the meanings ascribed to them in the Guaranty (as hereinafter defined) unless expressly provided otherwise herein.

	B.	Each of the Original Guarantors executed a certain
Guaranty of Payment dated as of July 20, 1994 (the "Guaranty"), pursuant to which each Original Guarantor guaranteed the obligations of the Borrower under the Agreement.

	C.	Effective January 1, 1995, the Borrower created Astec,
Inc., a Wholly-Owned Subsidiary, and transferred to Astec, Inc. a substantial portion of the Borrower's assets (other than the stock of its Subsidiaries), including without limitation the assets of the so-called Astec Division of the Borrower (collectively, the "Astec, Inc. Transaction").

	D.	The Borrower intends to purchase all of the capital stock
of Trace Industries, Inc. ("Trace") and merge Trace into CEI, a newly formed Wholly-Owned Subsidiary of the Borrower (the "Acquisition").

	E.	The Borrower, Astec, Inc., CEI and each Original
Guarantor have requested, and the Bank has agreed, to enter into this First Amendment to amend the Guaranty to make each of Astec, Inc. and CEI a Guarantor thereunder.


	AGREEMENT

	NOW, THEREFORE, to induce the Bank to consent to the Astec, Inc. Transaction and the Acquisition, and in consideration of the premises and mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, Astec, Inc., CEI and each Original Guarantor agrees as follows:

	1.	Conflict.  In the event any of the terms and provisions of
this First Amendment shall conflict with the terms and provisions of the Guaranty, the terms and provisions of this First Amendment shall govern and control.

	2.	Astec, Inc. and CEI as Guarantor.  The Guaranty is
amended by adding each of Astec, Inc. and CEI as an additional Guarantor.
 Each reference to Guarantor in the Guaranty shall include each of Astec, Inc. and CEI as if each of Astec, Inc. and CEI was an Original Guarantor. Each of Astec, Inc. and CEI agrees to be bound by all of the terms and provisions of the Guaranty.

	3.	Guaranty.  Each Original Guarantor expressly
acknowledges and agrees to the terms of this First Amendment and joins in this First Amendment for the purpose of acknowledging, agreeing and consenting to such agreements as such Original Guarantor, and unconditionally ratifying and affirming the Guaranty.

	4.	Interpretation.  Reference in any of this First
Amendment, the Agreement or any other Loan Document to the Guaranty shall be reference to the Guaranty as amended hereby and as further amended, modified, restated or extended from time to time and any reference to Guarantor therein shall be reference to each of Astec, Inc. and CEI and each Original Guarantor.

	5.	Effective Date.  This First Amendment shall be effective
from and after the date first written above, provided, however, that each of the conditions set forth in Section 6 below shall have been satisfied.

	6.	Conditions to First Amendment.  This First Amendment
is subject to the satisfaction in full of all of the following conditions precedent, each of which must be in form and substance satisfactory to Bank in its sole discretion.

		(a)	First Amendment.  The Borrower, Astec, Inc.,
CEI and each Original Guarantor shall have executed and delivered to the Bank this First Amendment.

		(b)	Astec, Inc. Authorization and Organization.
Astec, Inc. shall have delivered to the Bank (i) certified corporate resolutions of the Board of Directors of Astec, Inc. authorizing the Astec, Inc. Transaction and the execution and delivery of this First Amendment, and the transactions contemplated hereby, (ii) an officer's certificate as to its certificate of incorporation, by-laws and incumbency of officers of Astec, Inc. signing this First
Amendment, (iii) a good standing certificate of the State of Tennessee for Astec, Inc. and (iv) documents evidencing the Astec, Inc. Transaction.

		(c)	Astec Industries, Inc. Authorization.  The
Borrower shall have delivered to the Bank certified corporate resolutions of the Board of Directors of the Borrower authorizing the Astec, Inc. Transaction.

		(d)	CEI Authorization and Organization.  CEI
shall have delivered to the Bank (i) certified corporate resolutions of the Board of Directors of CEI authorizing the execution and delivery of this First Amendment, and the transactions contemplated hereby and (ii) an officer's certificate as to its certificate of incorporation, by-laws and incumbency of officers of CEI signing this First Amendment.

		(e)	Expenses.  The Borrower shall have paid all of
the Bank's fees and expenses (including attorneys' fees and expenses) incurred in connection with this First Amendment and the transactions contemplated hereby.

	7.	Affirmation.  Except as expressly amended hereby, the
Guaranty is and shall continue in full force and effect.

	8.	Counterparts.  This First Amendment may be executed
in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one contract.

	9.	Further Assurances.  The Borrower, Astec, Inc., CEI and
each Original Guarantor agree to execute, deliver and properly record or file, if applicable, in form and substance satisfactory to the Bank such further documents, instruments, amendments and financing statements and to take such further action, as may be necessary from time to time to effectuate the intent and purposes of this First Amendment.

	IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first written above.

GUARANTORS:

ASTEC, INC.
By: /s/ Albert E. Guth
Its:  Secretary

CEI ENTERPRISES, INC.
By:/s/ Albert E. Guth
Its:  Secretary		Its:

HEATEC, INC.
By:  /s/ Albert E. Guth
Its:  Secretary

ROADTEC, INC.
By: /s/ Albert E. Guth
Its:  Secretary

TRENCOR, INC.
By:  /s/ Albert E. Guth
Its:  Secretary

TELSMITH, INC.
By:  /s/ Albert E. Guth
Its:  Secretary

ASTEC TRANSPORTATION, INC.
By:  /s/ Albert E. Guth
Its:  Secretary


ACI, INC. (formerly known as Astec Corporation)
By:  /s/ Albert E. Guth
Its:  Secretary


Agreed and Accepted:

ASTEC INDUSTRIES, INC.


By:  /s/ Albert E. Guth
Its:  Senior Vice President



Exhibit 10.91


First Amendment to Credit Agreement, dated May 22, 1995 between the Company and The First National Bank of Chicago.




EXHIBIT 10.91
	FIRST AMENDMENT TO
	CREDIT AGREEMENT


	THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this
"First Amendment") is made as of this 22nd day of May, 1995 by ASTEC INDUSTRIES, INC., a Tennessee corporation (the "Borrower"), and THE
FIRST NATIONAL BANK OF CHICAGO, a national banking association organized and existing under the laws of the United States of America (the "Bank").

	RECITALS

	A.	Borrower and Bank entered into a certain Credit
Agreement dated as of July 20, 1994 (as amended, modified, restated or extended from time to time, the "Agreement"), pursuant to which Bank agreed to make a revolving credit loan to Borrower in an original principal amount not to exceed $15,000,000. Defined terms used herein shall have the meanings ascribed to them in the Agreement (as hereinafter defined) unless expressly provided otherwise herein.

	B.	Borrower and Bank desire to amend the Agreement to
increase the Commitment to $22,000,000, subject to the terms and provisions contained herein.

	AGREEMENT

	NOW, THEREFORE, in consideration for the premises and mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank agree as follows:

	1.	Conflict.  In the event any of the terms and provisions of
this First Amendment shall conflict with the terms and provisions of the Agreement, the terms and provisions of this First Amendment shall govern and control.

	2.	General Amendment to Agreement and Other Loan
Documents. The Agreement and each of the other Loan Documents are hereby amended to include within the description of the indebtedness or other obligations evidenced or covered thereby any and all of the indebtedness and obligations owing under, and any and all sums advanced or payable pursuant to the Agreement, as modified by this First Amendment, and the Amended Note (as defined below), and any and all replacements, renewals, extensions, amendments or modifications thereof (collectively, the "Additional Indebtedness"). Without limitation to the foregoing, (a) the defined term "Obligations" in the Agreement and the defined term "Guaranteed Obligations" in the Guaranty shall include the Additional Indebtedness, (b) the defined term "Loan Documents" in the Agreement and each of the other Loan Documents, as applicable, shall include this First Amendment and the Amended Note, (c) each usage of the terms "Agreement" or "Credit Agreement" and "Note" in the Loan
Documents shall mean the Agreement, as modified by this First
Amendment, and the Amended Note, respectively, as applicable and (d) the defined term "Loan" in the Agreement shall include the increased Commitment provided for herein.

	3.	Amendments to Article I of the Agreement.  Article I of
the Agreement is amended by (a) changing "$15,000,000" to "$22,000,000" in the defined term "Commitment" and (b) deleting the defined term "Guarantor" in its entirety and inserting in lieu thereof the following:

		"Guarantor" means Heatec, Inc., a Tennessee corporation, Roadtec, Inc., a Tennessee corporation, Trencor, Inc., a Texas corporation (formerly known as Trencor Jetco, Inc.), Telsmith, Inc., a Delaware corporation, Astec Transportation, Inc., a Tennessee corporation, ACI, Inc., a Tennessee corporation (formerly known as Astec Corporation), Astec, Inc., a Tennessee corporation, CEI Enterprises, Inc., a Tennessee corporation, and their respective successors and assigns.



	4. Additional Agreements of Borrower. As a condition to the effectiveness of this First Amendment and the Bank's acceptance of the Amended Note, Borrower agrees:

		(a)	to deliver this First Amendment, a Second
Amendment to Guaranty of Payment of even date herewith (the "Second Amendment to Guaranty") executed by each of the Guarantors, and an Amended and Restated Note of even date herewith (the "Amended Note") executed by Borrower made payable to Bank in the principal amount not to exceed $22,000,000, each duly executed on behalf of Borrower and each Guarantor, as applicable, and each in form acceptable to Bank;

		(b)	to pay to Bank any and all fees and expenses,
including without limitation reasonable attorneys' fees and expenses, incurred by Bank in connection with the negotiation and delivery of this First Amendment, the Amended Note and all other documents in connection therewith;

		(c)	to deliver to Bank (i) certified corporate
resolutions of the Board of Directors of Borrower and each Guarantor authorizing the execution and delivery of this First
Amendment, the Amended Note and the Second Amendment to
Guaranty, and authorizing the transactions contemplated in connection therewith, as applicable, and (ii) an officer's certificate for Borrower and each Guarantor certifying such entity's charter and by-laws and incumbency of such entity's officers;

		(d)	to pay to Bank an arrangement fee in the amount
of $7,000 payable on or before the date hereof, which fee shall be deemed fully earned on the date hereof whether or not the Loan (as the definition of that term is modified hereby) is disbursed in whole or in part;

		(e)	a certificate signed by the chief financial officer
of Borrower, stating that no Default or Unmatured Default has occurred and is continuing, in form acceptable to Bank;

		(f)	a written opinion of Borrower's and each
Guarantor's counsel, addressed to Bank, in form acceptable to Bank;

		(g)	a solvency certificate executed by an officer of
Borrower; and

		(h)	such other documents as Bank or its counsel may
have reasonably requested.

If each of the foregoing conditions are not satisfied, this First Amendment shall be null and void and of no further force and effect and Borrower shall repay the portion of the Loan advanced pursuant to this First Amendment upon demand from Bank.

	5.	Effective Date.  This First Amendment shall be effective
from and after the date first above written, provided that each of the conditions set forth in Section 4 above have been satisfied.

	6.	Representations.  Borrower hereby restates and remakes
each of the representations and warranties of Borrower that are made in the Agreement.

	7.	Affirmation.  Except as expressly amended hereby, the
Agreement is and shall continue in full force and effect.

	8.	Severability of Provisions.  Any provision in this First
Amendment that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this First Amendment are declared to be severable.

	9.	CHOICE OF LAW.  THIS FIRST AMENDMENT
SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL
LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF
ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE
TO NATIONAL BANKS.

	10.	Counterparts.  This First Amendment may be executed
in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one contract.

	11.	Further Assurances.  Borrower agrees to execute, deliver
and properly record or file, if applicable, in form and substance satisfactory to Bank such further documents, instruments, amendments and financing statements and to take such further action, as may be necessary from time to time to effectuate the intent and purposes of this First Amendment.

	IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first above written.

ASTEC INDUSTRIES, INC.

By:  /s/ Albert E. Guth
Its:  Senior Vice President


THE FIRST NATIONAL BANK OF CHICAGO

By:  /s/ John Runger
Its:  Vice President

CONSENTED AND AGREED TO BY GUARANTORS:
HEATEC, INC.
By: /s/ Albert E. Guth
Its:  Secretary

ROADTEC, INC.
By:  /s/ Albert E. Guth
Its:  Secretary

TRENCOR, INC.
By:  /s/ Albert E. Guth
Its:  Secretary

TELSMITH, INC.
By:  /s/ Albert E. Guth
Its:  Secretary

ASTEC TRANSPORTATION, INC.
By:  /s/ Albert E. Guth
Its:   Secretary

ACI, INC.
By:  /s/ Albert E. Guth
Its:  Secretary


ASTEC, INC.
By:  /s/ Albert E. Guth
Its:  Secretary


CEI ENTERPRISES, INC.
By:  /s/ Albert E. Guth
Its:  Secretary




	AMENDED AND RESTATED
	NOTE


		Chicago, Illinois
$22,000,000	May 22, 1995


	FOR VALUE RECEIVED, ASTEC INDUSTRIES, INC., a
Tennessee corporation (the "Borrower"), promises to pay to the order of THE FIRST NATIONAL BANK OF CHICAGO (the "Lender") the lesser of the principal sum of TWENTY-TWO MILLION AND NO/100 UNITED
STATES DOLLARS (U.S. $22,000,000) or the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article
II of the Credit Agreement dated as of July 20, 1994 (as the same may be amended or modified from time to time, including without limitation by the First Amendment to Credit Agreement dated as of May 22, 1995, executed by the Lender and the Borrower, the "Agreement") executed by the Borrower and the Lender, in lawful money of the United States in immediately available funds at the main office of the Lender in Chicago, Illinois, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date and shall make such mandatory payments as are required to be made under the terms of Article II of the Agreement. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

	The Lender is hereby authorized to record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the principal amount and date of each of the Loans and the date and amount of each principal and interest payment hereunder, and such other reasonable information, provided, however, that the failure to so record (or any error in such recording) shall not affect the Borrower's obligations under this Note or the other Loan Documents.

	This Note is issued pursuant to, and is entitled to the benefits of the Agreement, to which Agreement, as it may be amended, reference is hereby made for a statement of the terms and conditions governing this Note, including without limitation the terms and conditions under which this Note may be prepaid or its maturity date accelerated.

	The Borrower hereby waives any rights to receive any notice or demand not expressly provided in this Note or the Agreement with respect to the Borrower's obligations hereunder.

	This Note is made in substitution for and not in payment of that certain Note dated July 20, 1994 in the principal amount of $15,000,000 (the "Initial Note") executed by the Borrower and made payable to the Lender. The Lender is the legal holder of the Initial Note.

	This Note shall be governed by and construed in accordance with the law of the State of Illinois, without giving effect to Illinois choice of law principles.

ASTEC INDUSTRIES, INC., a Tennessee corporation

By: /s/ Albert E. Guth
Print Name:  Albert E. Guth
Title:  Senior Vice President

	SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
	TO
	AMENDED AND RESTATED NOTE OF ASTEC INDUSTRIES, INC.,
	DATED MAY 22, 1995


Date    Principal               Maturity of   Principal
        Amount and Type         Interest      Amount        Interest  Unpaid
        of Loan                 Period        Paid          Paid      Balance

	SOLVENCY CERTIFICATE

	Pursuant to Section 4 of that certain First Amendment to Credit Agreement dated as of May 22, 1995 ("First Amendment") executed by
The First National Bank of Chicago ("Lender") and Astec Industries, Inc., a Tennessee corporation ("Borrower"), the undersigned hereby certifies to Lender as follows (terms not otherwise defined herein shall have the meanings given them in the First Amendment or in that certain Credit Agreement dated as of July 20, 1994 executed by Lender and Borrower ("Credit Agreement"):

	1.	The undersigned is the duly qualified and acting Chief
Financial Officer of Borrower and each of the Subsidiaries, has responsibility for the management of financial affairs of Borrower and each of the Subsidiaries and the preparation of their respective financial statements, and is familiar with their respective properties, business and assets, and the Transactions (as defined below).

	2.	The undersigned has reviewed the contents of this
Certificate and conferred with the President of Borrower and each of the Subsidiaries, and with counsel for Borrower and each of the Subsidiaries, for the purpose of discussing the meanings of its contents.

	3.	For the purposes of this Certificate, the term
"Transactions" means the transactions contemplated by the Credit
Agreement and the First Amendment.

	4.	The undersigned has reviewed such documents and made
such investigations and inquiries as the undersigned deems necessary and prudent. The financial information and assumptions which underlie and form the basis for the certifications made in this Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

	5.	The undersigned hereby certifies that:

		A.	Neither Borrower nor any Subsidiary is insolvent
and the execution and delivery of the First Amendment nor any document in connection therewith and the consummation of the Transactions will not render Borrower or any Subsidiary insolvent. Each of the fair value and present fair saleable value of the assets of Borrower and its Subsidiaries on a consolidated basis exceeds their liabilities on a consolidated basis. The undersigned understands that in this context "insolvent" means that the present fair saleable value of the total assets of Borrower and its Subsidiaries on a consolidated basis is less than the amount of the total liabilities of Borrower and its Subsidiaries on a consolidated basis. The undersigned also understands that the term "liabilities" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent (with contingent liabilities valued based on Borrower's good faith estimate of the probability of occurrence).

		B.	Borrower and its Subsidiaries would be able to
pay their debts as they become absolute and mature. If the maximum amount available under the Credit Agreement, as modified by the First Amendment, is borrowed by Borrower, Borrower and its Subsidiaries will not incur debts beyond their ability to pay as they mature.

		C.	The borrowing of the maximum amount
available under the Credit Agreement, as modified by the First Amendment, will not leave Borrower and its Subsidiaries with property remaining in their hands constituting "unreasonably small capital" with which to conduct their businesses.

		D.	Neither Borrower nor any Subsidiary has taken
any actions with respect to the Credit Agreement, the First Amendment or the other Loan Documents executed pursuant thereto with actual intent to hinder, delay or defraud either present or future creditors.

	6.	In reaching the conclusions and making the certifications
set forth in this Certificate, the undersigned has considered, among other things:

		A.	the cash and other current assets of Borrower and
each of the Subsidiaries;

		B.	all net contingent liabilities of Borrower and each
of the Subsidiaries, including without limitation, claims arising out of pending and threatened litigation against Borrower or any Subsidiary, and in so doing, Borrower has estimated the amount of such liabilities at the maximum amount which, in light of all the facts and circumstances existing on the date hereof, can reasonably be expected to become actual or matured liabilities;

		C.	all obligations and liabilities of Borrower and
each of the Subsidiaries, whether matured or unmatured, liquidated or unliquidated, disputed or undisputed, secured or unsecured, subordinated, absolute, fixed or contingent, including without limitation, claims arising out of pending and threatened litigation against Borrower or any Subsidiary; and

		D.	the level of capital customarily maintained by
other entities engaged in the same or similar businesses as the business of Borrower and the Subsidiaries.

	The undersigned understands that Lender is relying on this Certificate in connection with the consummation of the Transactions and the extension of credit in connection therewith. The undersigned certifies that the foregoing information is true, complete and correct.

	/s/ Albert E. Guth
Name:	Albert E. Guth
Date:	May 22, 1995




	CERTIFICATE OF NO DEFAULTS

TO:	THE FIRST NATIONAL BANK OF CHICAGO
	One First National Plaza
	Chicago, Illinois 60670


	This Certificate of No Defaults is furnished pursuant to Section 4 of that certain First Amendment to Credit Agreement dated as of May 22, 1995 (the "First Amendment"), executed by Astec Industries, Inc. (the "Borrower") and The First National Bank of Chicago (the "Bank").
Reference is made to that certain Credit Agreement dated as of July 20, 1994 (the "Agreement") executed by Borrower and Bank. Unless otherwise defined herein, the terms used in this Certificate shall have the same meanings as set forth in the Agreement, as modified by the First Amendment.

	THE UNDERSIGNED HEREBY CERTIFIES THAT:

	I am the duly elected Chief Financial Officer of Borrower.

	I have reviewed the terms of the Agreement and the First Amendment and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Borrower and its Subsidiaries during the relevant accounting periods.

	The examinations described in Paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the relevant accounting periods or as of the date of this Certificate.

	Attached hereto is a schedule setting forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

		The foregoing certifications and the attached computations are made and delivered this 22nd day of May, 1995.
ASTEC  INDUSTRIE S, INC.



By: /s/ Albert  E. Guth
	(Albert E. Guth) 	Chief Financial  Officer

	FIRST CHICAGO COVENANTS
	FOR THE QUARTER ENDING MARCH 31, 1995
	(IN THOUSANDS)

CURRENT RATIO
I. 	Current Assets	                               115,044
II. 	Current Liabilities	                         57,193
III. 	Current Ratio, 1 divided by 2	              2.01
IV. 	Required Ratio	                              1.50
V. 	Excess (Shortfall)	                           0.51
 MINIMUM TANGIBLE NET WORTH
VI. 	Consolidated Stockholders' Equity	           93,826
VII. 	Less:  Consolidated Intangible Assets	      14,750
VIII. 	Consolidated Tangible Net Worth	           79,076
IX. 	Required Net Worth, $50,000,000 Plus
		Fifty Percent (50%) of Cumulative
		Consolidated Net Income Subsequent
		to December 31, 1993	                           62,926

I. 	Excess (Shortfall)	                           16,150

LEVERAGE RATIO

I. 	Consolidated Funded Debt
    (Excluding Recourse)	                          23,310

II. 	Consolidated Net Worth + Consolidated
     Funded Debt	                                  117,136

III. 	11 Divided by 12	                            .20

IV. 	Required Minimum	                             .50

V. 	Excess (Shortfall)	                            .30

FIXED CHARGE COVERAGE (4 QUARTERS)

I. 	Pre-Tax Income Excluding
		  Non-Recurring Gains and Losses	                 13,426

FIXED CHARGES

I. 	Interest Expense	                                1,109

II. 	Amortization of Debt Discount and
     related expenses	                               24

III. 	Payments of Principal and Indebtedness	        500

IV. 	Fixed Charges (17 - 20)	                        1,633

V. 	Fixed Charge Coverage Ratio
 		(16 divided by 21)	                               8.22

VI. 	Required	                                       2.50

VII. 	Excess (Shortfall)	                            5.72


Exhibit 10.92


Second Amendment to Guaranty of Payment, dated May 22, 1995 by and between Heatec, Inc.; Roadtec, Inc.; Trencor, Inc.; Telsmith, Inc.; Astec Transportation, Inc.; ACI, Inc.; Astec, Inc.; CEI Enterprises, Inc.; and The First National Bank of Chicago.



EXHIBIT 10.92

	SECOND AMENDMENT TO GUARANTY OF PAYMENT

	THIS SECOND AMENDMENT TO GUARANTY OF PAYMENT
(this "Second Amendment") is made as of May 22, 1995 by HEATEC,
INC., a Tennessee corporation ("Heatec"), ROADTEC, INC., a Tennessee corporation ("Roadtec"), TRENCOR, INC., a Texas Corporation
("Trencor"), TELSMITH, INC., a Delaware corporation ("Telsmith"),
ASTEC TRANSPORTATION, INC., a Tennessee corporation ("Astec Transportation"), ACI, INC., a Tennessee corporation (formerly known as Astec Corporation--"ACI"), ASTEC, INC., a Tennessee corporation
("Astec, Inc."), and CEI ENTERPRISES, INC., a Tennessee corporation ("CEI"), in favor of THE FIRST NATIONAL BANK OF CHICAGO, a national banking association organized and existing under the laws of the United States of America (the "Bank"). Heatec, Roadtec, Trencor, Telsmith, Astec Transportation, ACI, Astec, Inc. and CEI are referred to herein as the "Guarantors."


	RECITALS

	A.	Astec Industries, Inc. (the "Borrower") and the Bank
entered into a certain Credit Agreement dated as of July 20, 1994 (as amended, modified, restated or extended from time to time, including pursuant to a certain First Amendment to Credit Agreement dated as of May 22, 1995 ("First Amendment") executed by the Bank and the Borrower, the "Agreement"), pursuant to the terms of which the Bank agreed to make a revolving credit loan to the Borrower in an original principal amount not to exceed $22,000,000.

	B.	Each of the Guarantors executed a certain Guaranty of
Payment dated as of July 20, 1994 (as amended by that certain First Amendment to Guaranty of Payment dated as of March 21, 1995, the "Guaranty"), pursuant to which each Guarantor guaranteed the obligations of the Borrower under the Agreement. Defined terms used herein shall have the meanings ascribed to them in the Guaranty or the Agreement unless expressly provided otherwise herein.

	C.	Each Guarantor is a wholly-owned subsidiary of
Borrower, and will therefore benefit from the First Amendment and the increased Commitment pursuant thereto.

	D.	Borrower and each Guarantor have requested, and the
Bank has agreed, to enter into this Second Amendment to amend the Guaranty to expressly cover the First Amendment.

	AGREEMENT

	NOW, THEREFORE, to induce the Bank to enter into the First Amendment and in consideration of the premises and mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and each Guarantor agree as follows:

	1.	Conflict.  In the event any of the terms and provisions of
this Second Amendment shall conflict with the terms and provisions of the Guaranty, the terms and provisions of this Second Amendment shall govern and control.

	2.	First Amendment; Guaranty.  Each Guarantor expressly
(a) acknowledges, consents and agrees to the terms of the First Amendment,
(b) confirms and agrees that the Guaranteed Obligations shall include without limitation all liabilities and obligations of Borrower under the First Amendment and the Amended and Restated Note executed pursuant thereto, and (c) unconditionally ratifies and affirms the Guaranty.

	3.	Interpretation.  Reference in any of this Second
Amendment, the Agreement, the First Amendment or any other Loan
Document to the Guaranty shall be reference to the Guaranty as amended hereby and as further amended, modified, restated or extended from time to time.

	4.	Effective Date.  This First Amendment shall be effective
from and after the date first above written.

	5.	Affirmation.  Except as expressly amended hereby, the
Guaranty is and shall continue in full force and effect.

	6.	Counterparts.  This Second Amendment may be
executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one contract.

	7.	Further Assurances.  The Borrower and each Guarantor
agree to execute, deliver and properly record or file, if applicable, in form and substance satisfactory to the Bank such further documents, instruments, amendments and financing statements and to take such further action, as may be necessary from time to time to effectuate the intent and purposes of this Second Amendment.

	IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date first above written.


GUARANTORS:
HEATEC, INC.
By:  /s/ Albert E. Guth
Its:  Secretary

ROADTEC, INC.
By:  /s/ Albert E. Guth
Its:  Secretary

TRENCOR, INC.
By:  /s/ Albert E. Guth
Its:  Secretary

TELSMITH, INC.
By:  /s/ Albert E. Guth
Its:  Secretary

ASTEC TRANSPORTATION, INC.
By:  /s/ Albert E. Guth
Its:  Secretary

ACI, INC.
By:  /s/ Albert E. Guth
Its:  Secretary

ASTEC, INC.
By:  /s/ Albert E. Guth
Its:  Secretary

CEI ENTERPRISES, INC.
By:  /s/ Albert E. Guth
Its:  Secretary

Agreed and Accepted:
ASTEC INDUSTRIES, INC.
By:  /s/ Albert E. Guth
Its:  Senior Vice President


Exhibit 10.93


Guaranty of all obligations of Astec-Europa Strassenbaumaschinen GmbH executed by the Company in favor of Bayerische Vereinsbank
Aktiengesellschaft, dated December 6, 1995.




EXHIBIT 10.93


TO:	Bayerische Vereinsbank
	Aktiengesellschaft
	Frankfurt Branch
GUARANTEE

For valuable consideration, and to induce Bayerische Vereinsbank Aktiengesellschaft, Munich, Federal Republic of German and/or any of its offices and branches ("Bank"), to grant or continue to grant overdraft credit facilities or other credit or banking facilities ("Credit") from time to time as it may deem fit and at its discretion to Astec Europa Strassen-baumaschinen GmbH ("Borrower") the undersigned Astec Industries, Inc. ("Guarantor") hereby unconditionally guarantees and promises that all obligations
(including principal, interest and charges) at any time owing by the Borrower to the Bank in respect of such Credit will be promptly paid in full when due (at stated maturity, by acceleration or otherwise).

The liability of the Guarantor under this Guarantee shall not exceed at anyone time the sum of DM 3,000,000 (Deutsche Mark three million), plus all interest, cost and fees upon the Credit or upon such part thereof as shall not exceed the foregoing limitation. Notwithstanding the foregoing the Bank may permit the Credit of the Borrower to exceed Guarantor's liability.

This is a continuing guarantee. The Guarantor consents that without notice to it the maturity of any obligation of the Borrower may be renewed or the terms thereof waived or varied, or any collateral or other security therefore may be released, exchanged or otherwise dealt with, all as the bank may determine. The Guarantor agrees that its liability hereunder shall be unconditional irrespective of any circumstances which might otherwise constitutes a discharge of a surety or guarantor, and waives diligence, presentment, protest and all notices and demands whatsoever, including notice of acceptance of this Guarantee or of any extension of credit and any requirement that any right or power be exhausted or any action be taken against the Borrower or against any collateral or other security held by the Bank.

The Guarantor agrees that all payments (whether of principal, interest or otherwise) to be made by it hereunder shall be made to the Bank at its Head Office in Munich in the legal currency of the Federal Republic of Germany.
 All payments (whether of principal, interest or otherwise) to be made by the Guarantor to the Bank hereunder shall be made free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, restrictions or conditions of any nature now or hereinafter imposed by any governmental authority in any jurisdiction or any political subdivision or banking authority thereof or therein. If at any time any applicable law requires the Guarantor to make any such deduction or withholding from any such payment, the sum due from the Guarantor in respect of such payment shall be increased to the extent necessary to insure that, after the making of such deduction or withholding, the Bank receives a net sum equal to the sum which it would have received if no such deduction or withholding had been required to be made.

No payment by the Guarantor hereunder shall entitle the Guarantor, by subrogation to the rights of the Bank or otherwise, to any payment by the Borrower or out of the property of the Borrower, except after payment in full of all obligations (whether or not guaranteed hereby) which may be or become payable by the Borrower to the Bank. The Bank's statement of account shall represent conclusive proof of the claim of the Bank against the Borrower, except for manifest error.

The obligations of the Guarantor hereunder shall not be affected by the receipt by the Bank of the proceeds of any collateral or other security held by the Bank. In case at any time the Bank shall be required for any reason to repay any amount received by it from the Borrower or from any collateral or other security held by the Bank on account of any obligation guaranteed hereby, then the liability of the Guarantor in respect of such obligation shall be restored. The Guarantor's liability hereunder shall not be affected by termination of its position as partner or shareholder of the Borrower.

The Guarantor shall pay all taxes (including stamp taxes and registration fees) imposed in the United States with respect to this Guarantee, and the obligation of the Guarantor to pay such amount shall survive the discharge of the other obligations of the Guarantor hereunder.

This Guarantee shall be valid until receipt by the Bank of written notice of cancellation of this Guarantee by guarantor. The effect of any such termination shall be prospective only.

This Guarantee shall be governed by the law of the State of New York of the United States of America.

In connection with any dispute which may arise under this Guarantee the Guarantor hereby irrevocably submits to consents to and waives any objection to the jurisdiction of the courts of the State of New York located in the County of New York and of the United States District Court for the Southern District of New York or at the Bank's option to the Courts of any jurisdiction in which the Guarantor or any of its assets may be located and waives any objection to the laying of such venue in such court. The Guarantor admits that any such disputes may be resolved at least as conveniently in such a court as in any other court and will not seek dismissal or a change of venue on the ground that resolution of such a dispute in any such court is not convenient or in the interest of justice.

IN WITNESS thereof, the undersigned has caused this instrument to be duly executed by its proper officers this 6th day of December , 1995.


Astec Industries, Inc.
By:  /s/ Albert E. Guth

Seal
Attest:  Janice G. Ritchie


Exhibit 10.94


Guaranty of a DM3,000,000 credit facility to Gibat Ohl
Ingenieurgesellschaft fur
Anlagentechnik mbH executed by the Company in favor of Deutsche Bank AG, dated December 13, 1995.



EXHIBIT 10.94

To:
Deutsche Bank AG
Filiale Koblenz
Lobastrasse 66d
56068 Koblenz
Federal Republic of Germany
GUARANTEE

We have been informed that you are prepared to grant
Gibat Ohl Ingenieurgesellschaft fur Anlagentechnik mbH, 63594
Hasselroth, Germany
credit facilities up to the amount of DM 3,000,000 against our irrevocable and unconditional Guarantee.

The purpose of this undertaking is to ensure that you, under any and all circumstances, whether factual or legal and regardless of the motives and considerations or other circumstances by reasons of which the borrower may fail to effect payment and/or to convert into the effective and freely available currency and/or to transfer to the place designated shall receive all monies unpaid under the unforesaid credit line on their due dates, without deduction for or on account of any present or future taxes or duties of any kind whatsoever.

This being promised, we, Astec Industries, Inc. of Chattanooga (TN), USA hereby irrevocably and unconditionally undertake to pay you without delay on your first demand without any deduction under any and all circumstances and irrespective of all objections or exceptions, from third parties also, in Koblenz, Federal Republic of Germany, or as any other place designated by you in effective Deutsche Mark or in any other freely available and convertible currency designated by you any amount up to

	DM 3,000,000
	(say: Deutsche Mark three million)

Over and above the aforesaid amount we undertake to pay you such additional amounts as correspond to the interest on the aforementioned amount and charges, expenses, fees and other amounts under the aforesaid credit line.

The issuance of this Guarantee is permitted according to the laws of the United States of America.

We confirm that we have taken all necessary steps and undertake, should the need only arise later to ensure immediately that any amount can be transferred to you in case of your demand free of costs and charges.

This Guarantee is effective as of its date if issuance.

We hereby waive notice of acceptance and agree with you that acceptance will be deemed to be effected with receipt of this instrument by you.

All rights and obligations arising from this undertaking shall in all respects exclusively by governed by the laws of the Federal Republic of Germany and your General Business Conditions. Place of jurisdiction is Koblenz, Federal Republic of Germany; we however, may also be sued before any other competent court.

In the case of legal action arising from this Guarantee within the Federal Republic of Germany we hereby irrevocably appoint Gibat Ohl
Ingenieurgesellschaft fur Anlagentechnik mbH as our agent for any service of process or summons in connection with the start or continuance of a legal proceeding (including any execution proceeding).

December 13, 1995		        /s/  Albert E. Guth

Date		ASTEC INDUSTRIES, INC.
    		Albert E. Guth
		    Senior Vice President


Exhibit 10.95


Waiver for December 31, 1995, dated November 10, 1995 with respect to
The
First National Bank of Chicago Credit Agreement dated
July 20, 1994, as amended.




EXHIBIT 10.95

November 10, 1995

Astec Industries, Inc.
PO Box 72787
4101 Jerome Avenue
Chattanooga,  TN  37407

Gentlemen:

We refer to that certain Credit Agreement dated as of July 20, 1994 (together with all amendments and modifications thereto, the "Agreement"), by and between Astec Industries, Inc. (the "Company") and
The First National Bank of Chicago ("FNBC"). All capitalized terms used herein and not otherwise defined shall have the meanings attributed to such terms in the Agreement.

You have requested that we waive certain currently existing Defaults under the Agreement as and to the extent hereinafter described. This is to advise you that, subject to the conditions contained in this letter, FNBC hereby waives any and all objections that it may have to Astec's non-compliance with Section 6.19 of the Agreement solely for the fiscal year ending
December 31, 1995 and only to the extent that expenditures in the acquisition of fixed assets does not exceed $18,000,000 for such fiscal year.

All of the terms, conditions and agreements contained in the Agreement, as previously modified, if applicable, shall remain in full force and effect as written and are hereby ratified and affirmed. Other than as expressly provided herein, FNBC does not waive any, and hereby expressly reserves all, rights and remedies available to it at law or in equity.

Please acknowledge your acceptance of this letter by signing and returning a copy of this letter to the undersigned. Upon receipt by the undersigned of such signed copy the specific waivers contained herein shall become effective as of the date first written above, subject to the conditions contained herein.

							Very truly  yours,

							THE FIRST  NATIONAL BANK OF CHICAGO

							By:  /s/ John  Runger

							Title:  Vice  President




Exhibit 10.96


English translation of Application for Commencement of Bankruptcy
Proceedings filed on behalf of Astec-Europa Strassenbaumaschinen in Gelnhausen, Germany on February 9, 1996.




EXHIBIT 10.96

Translation of the Filing of Bankruptcy for Astec Europa
Strassenbaumaschinen GmbH:

N 16/96		Present: Gunther, JHS	as registrant of the Court
[Stamp with date and time Feb. 9, 1996, 11:45 a.m.]

Record of the Application
for commencement of bankruptcy proceedings n the assets of Astec Europa Strassenbaumaschinen GmbH.

It appears the managing director
Mr. Adolf Herrlein, Nansenring 15, 60589 Frankfurt/Main, identified by and declares:

I am/We are managing director of the limited liability company Astec Europa Strassenbaumaschinen GmbH, registered in the Commercial
Register of the Lower Court Gelnhausen under HR B 1794.

Seat of the company is 63594 Hasselroth/Neuenhasslau.

Place of Business is Industriestrasse 1.

Purpose of the Company is Development, planning and manufacturing of industrial products of all kinds, etc.

  A now prepared profit and loss statement has shown over-indebtedness as the assets of the Company do not cover the liabilities.

Because of the suspension of payments the Company is insolvent. As there are no means available, the creditors will no longer be satisfied.

  As attachment to this protocol

the Court receives a list of all creditors and debtors and a summary of the assets.

Application:   Hereby it is applied to commence bankruptcy proceedings by
resolution of 	 	           the Lower Court Gelnhausen.

Venue of the Lower Court Gelhausen is based on general jurisdiction or on the place of business.

The questionnaire as to the financial status of the bankrupt Company is attached

Read, approved and signed:

/s/ Adolf Herrlein				/s/ Gunther, JHS



Exhibit 10.97

Limited Consent of The First National Bank of Chicago dated as of
March 21, 1995 related to the acquisition of Trace Industries, Inc. and the assignment of certain assets to Astec, Inc.




EXHIBIT 10.97
	LIMITED CONSENT


	THIS LIMITED CONSENT (this "Consent") is made as of this 21st day of March, 1995 by THE FIRST NATIONAL BANK OF
CHICAGO, a national banking association organized and existing under the laws of the United States of America (the "Bank").
	RECITALS

	A.	The Bank and Astec Industries, Inc. ("Astec") have
entered into that certain Credit Agreement dated as of July 20, 1994 (the "Agreement"), pursuant to which the Bank made a revolving credit loan to Astec in an aggregate principal amount not to exceed $15,000,000. Defined terms used herein shall have the meanings ascribed to them in the Agreement unless expressly otherwise provided herein.

	B.	Each of Heatec, Inc., Roadtec, Inc., Trencor, Inc.,
Telsmith, Inc., Astec Transportation, Inc. and Astec Corporation (each, a "Guarantor") executed that certain Guaranty of Payment dated as of July 20, 1994, pursuant to which each Guarantor guaranteed Astec's obligations under the Agreement. Astec Corporation has changed its name to ACI, Inc., a Tennessee corporation.

	C.	Effective January 1, 1995, Astec created a Wholly-Owned
Subsidiary, Astec, Inc., a Tennessee corporation ("Astec, Inc."), and transferred to Astec, Inc. a substantial portion of Astec's assets (other than the stock of its Subsidiaries), including without limitation the assets of the so-called Astec Division of Astec (collectively, the "Astec, Inc.
Transaction").

	D.	Astec intends to purchase all of the capital stock of Trace
Industries, Inc. ("Trace") and merge Trace into a newly formed Wholly-Owned Subsidiary, CEI Enterprises, Inc. (collectively, the "Acquisition"). The purchase price for the Acquisition will be paid in part in cash and in part in capital stock of Astec.

	E.	Astec has requested that the Bank consent to the Astec,
Inc. Transaction and the Acquisition.

	The Bank hereby consents to the Astec, Inc. Transaction and the Acquisition and waives any and all objections that it may have to noncompliance by the Company with Sections 6.2, 6.12, 6.13, 6.16 and
6.26 of the Agreement with respect thereto.

	The effectiveness of this Consent is subject to the execution and delivery to the Bank by Astec, Astec, Inc., the Guarantors and CEI Enterprises, Inc. of that certain First Amendment to Guaranty of Payment of even date herewith, and to the satisfaction of the conditions set forth in
Section 6 thereof. This Consent is limited to its terms and shall not constitute a consent or waiver of any other rights the Bank may have from time to time. All of the terms, conditions and agreements contained in the Agreement shall remain in full force and effect as written and are hereby ratified and affirmed. Other than as expressly provided herein, the Bank does not waive any of the terms, conditions or agreements contained in the Agreement. The Bank hereby expressly reserves all rights and remedies available to it at law or in equity.

	The Bank has duly executed this Consent as of the date first written above.

THE FIRST  NATIONAL  BANK OF  CHICAGO
By:  /s/ John  Runger
Its:  Vice  President

Agreed and Accepted:

BORROWER:
ASTEC INDUSTRIES, INC.

By:	/s/Albert E. Guth
Its:	Senior Vice President



GUARANTORS:
HEATEC, INC.

By:	/s/ Albert E. Guth
Its:	Secretary


ROADTEC, INC.
By:	/s/ Albert E. Guth
Its:	Secretary


TRENCOR, INC.
By:	/s/ Albert E. Guth
Its:	Secretary


TELSMITH, INC.
By:	/s/ Albert E. Guth
Its:	Secretary


ASTEC TRANSPORTATION, INC.
By:	/s/ Albert E. Guth
Its:	Secretary


ACI, INC. (formerly known as Astec Corporation)
By:	/s/ Albert E. Guth
Its:	Secretary


Exhibit 10.98


Supplemental Executive Retirement Plan, dated February 1, 1996 to be effective as of January 1, 1995.




EXHIBIT 10.98

	ASTEC INDUSTRIES, INC.
	SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
	EFFECTIVE JANUARY 1, 1995
	ASTEC INDUSTRIES, INC.

	SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

This Supplemental Executive Retirement Plan, hereinafter referred to as the Plan, effective January 1, 1995 is being adopted by Astec Industries, Inc. to enhance for certain highly compensated Executive Officers the retirement benefit provided by Astec Industries, Inc.


	ARTICLE 1 - DEFINITIONS

As used herein, the following terms shall have the following meanings unless a different meaning is plainly required by the context:

1.1	ADMINISTRATOR:  The Committee designated by the Board to
administer the Basic Plan.

1.2	BASIC PLAN:  The Astec Industries, Inc. 401(K) Retirement
Plan, as in effect on December 31, 1994 and as it may be amended from time to time.

1.3	BENEFICIARY:  The party or parties entitled to receive a
Participant's Benefit in the event of the Participant's death.

1.4	BENEFIT:  The Benefit payable to the Participant pursuant to
Article 3.

1.5	BOARD:  The Board of Directors of Astec Industries, Inc.

1.6	CODE:  The Internal Revenue Code of 1986, as amended.

1.7	COMPANY:  Astec Industries, Inc.

1.8	COMPENSATION:  The total W-2 compensation paid by Astec
Industries, Inc. to the Participant during each calendar year beginning with 1995.

1.9	INVESTMENT RESULTS:  The actual return on the investment
by Astec Industries, 	Inc. of the contributions on behalf of each
Participant during each calendar year.  	Participants may not direct the
investment of contributions to the plan, however, the 	Company
may, if it chooses, use the Participant's investment choices in the Basic
	Plan as guidance to investing each Participant's Supplemental
Executive Savings 	Account.

1.10	PARTICIPANT:  Those Executive Officers of Astec Industries,
Inc. determined by the 	Board to be eligible and designated by the Board
as participants from time to time.

The following terms shall have the same meanings as contained in the Basic Plan unless a different meaning is plainly required by the context:

	Plan Year, Spouse, Termination Date, and Years of Service


	ARTICLE 2 - PARTICIPATION


Participation in the Supplemental Executive Retirement Plan shall be limited to those key Executive Officers responsible for the ultimate efficient and profitable operation of the Company, who have been selected by the Board of Directors. The executives listed below will become a Participant on January 1, 1995, every other eligible employee will participate as of the January 1 of the year he is first designated a participant by the Board. Participation in the Plan shall cease on the Participant's Termination Date.

The initial Participants are:

			J. Don Brock
			Thomas R. Campbell
			Jerry F. Gilbert
			Albert E. Guth
			F. McKamy Hall
			James G. May
			W. Norman Smith
			Robert A. Stafford



	ARTICLE 3 - RETIREMENT BENEFITS


3.1	ELIGIBILITY:  A Participant whose employment terminates on
or after December 31, 1995, shall receive the benefit accrued under this plan paid in accordance with benefit payment option selected by the Participant for his benefit from the Basic Plan.

3.2	AMOUNT:  The Employer will make annual contributions to
each Participant's Supplemental Executive Savings Account.
The Account will be credited with the Employer contributions and adjusted for investment results. The amount of the annual contribution will be determined at the date an Employee becomes a Participant in this Plan; but is subject to be increased at a later date by the Board of Directors.

	The initial contribution rate for the Participants designated in
Article 2 is 10% of total 	Compensation.

3.3	PAYMENT OF BENEFITS:  The retirement benefit payable
under the Plan to Participants in 100% of the value of their Supplemental Executive Savings Account on the distribution date. However, the Participant may request that his entire vested interest be paid in equal annual installments for the period of time elected by the Participant not to exceed the lesser of 10 years or the life expectancy of the Participant.





	ARTICLE 4 - AMENDMENT AND TERMINATION

4.1	AMENDMENT:  The Company may amend any or all of the
provisions of this Plan at any time without the consent of any Participant or Beneficiary; provided, however, that no such amendment shall deprive any Participant or Beneficiary of any Benefit which had accrued prior to the effective date of such amendment.

4.2	TERMINATION:  The Company may terminate the Plan at any
time and shall cease paying Benefits hereunder immediately upon the effective date of such termination. Within 90 days following such effective date, the Company shall pay to each Participant or Beneficiary an amount equal to the value of the Supplemental Executive Savings Account as of such date.



	ARTICLE 5 - ADMINISTRATION

5.1	ADMINISTRATION:  The Administrator shall administer the
Plan and shall have all powers necessary or appropriate to enable it to carry out its duties including, without limitation, the power to interpret the Plan and to make, establish and change rules and procedures with respect to the operation of the Plan. The Administrator shall have the authority to decide all questions arising under the Plan including those involving an individual's eligibility for Benefits and to determine the amount of any Benefit to be paid to any Participant or Beneficiary hereunder.
All such decisions shall be conclusive and binding on all persons.

5.2	REQUIRED INFORMATION:  Each Participant and Beneficiary
shall furnish the Administrator such information as it shall consider necessary or desirable for purposes of administering the Plan. The provisions of the Plan respecting the payment of any Benefit are conditional upon the Administrator's prompt receipt of such information. The Company, the Administrator and any other party involved in the administration of the Plan shall be entitled to rely upon any information furnished by a Participant or Beneficiary with respect to any matters required to be determined hereunder and shall not be liable on account of the payment of any moneys or the doing of any act or failure to act in reliance thereon.

5.3	CLAIMS:  Any person having a claim for the payment of a
Benefit shall file such claim with the Administrator in writing on a form furnished by it.

		(a)	Denial of Claims:  In the event any such claim is
denied or not paid within 60 days after the date of the filing thereof, the Administrator shall notify the claimant in writing of the specific reasons for the denial or nonpayment, the specific provisions of this Plan upon which such denial or nonpayment is based and the appeal procedures set forth below.

		(b)	Appeal Procedures:  The Administrator shall
review appeals of claims which have been denied or have not been paid. Any claimant whose claim has been denied or has not been paid within said 60 day period may file a written appeal of such denial or nonpayment with the Administrator within 90 days after the expiration of said 60 day period
			together with such information concerning such claim as the claimant desires the Administrator to consider in its review of such denial or nonpayment. Not later than 60 days after its receipt of any such appeal, the Administrator shall notify the claimant in writing of its decision on such appeal setting forth the specific reasons for its decision and the provisions of the Plan upon which its decision is based.

5.4	DISPUTES:  If a dispute arises as to the proper recipient of any payment, the Administrator, in its sole discretion, may withhold or cause such payment to be withheld until the dispute shall have been settled or determined by a court of competent jurisdiction.


	ARTICLE 6 - MISCELLANEOUS

6.1	OWNERSHIP OF ASSETS:  Any assets which may be used to
discharge the Company's obligations under this Plan shall be and remain the property of the Company no person other than the Company shall, by virtue of this Plan, have any interest in such assets and no Participant or Beneficiary shall have any right, title or interest in , or claim to, any investments the Company may make to aid the Company in meeting its obligations hereunder.
To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

6.2	NO ASSIGNMENT:  No Benefit payable hereunder shall be
subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance and any attempt to anticipate, alienate, sell, transfer, assign, pledge or encumber or charge the same shall be void. No such Benefit shall in any manner be subject to the debts or liabilities of any Participant or Beneficiary nor shall it be subject to attachment or legal process for or against such person and the same shall not be recognized hereunder except to such extent as may be required by law.

6.3	EFFECT ON EMPLOYMENT:  Nothing contained herein shall
give any Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discharge any Participant at any time regardless of the effect which such discharge shall or may have upon such individual as a Participant.

6.4	PAYMENTS TO MINOR OR INCOMPETENT:  In making any
payment to or for the benefit of any minor or incompetent person or any other person who, in the opinion of the Administrator, is otherwise unable to apply such distribution to his own best interest and advantage, the Administrator, in its such discretion may direct that such distribution be made directly to such person, to the legal guardian, conservator or custodian of such person for the use and benefit of such person or to a relative of such person to be expended by such relative for the benefit of such person. The Administrator shall not be obligated to see to the application of any such payment.

6.5	INDEMNIFICATION:  The Company agrees to hold harmless
and indemnify the members of the Committee and all directors, officers and employees of the Company against any and all parties whomsoever, and all losses therefrom, including without limitation, costs of defense and attorneys' fees, based upon or arising out of any act or omission relating to, or in connection with, this Plan other than losses resulting from such person's fraud or willful misconduct.

6.6	BINDING ON EMPLOYER, PARTICIPANTS AND THEIR
SUCCESSORS: This Plan shall be binding upon and inure to the benefit of the Company and to any other Employers participating in this Plan, their successors and assigns and the participant and his heirs, executors, administrators, and duly appointed legal representatives.

6.7	RIGHTS OF AFFILIATES TO PARTICIPATE:  Any Employer
participating in the Basic Plan may, in the future, adopt this Plan provided that proper action is taken by the Board of Directors of such Employer and the participation of such Employer is approved by the Board of Directors of the Company. The administrative powers and control of the Company, as provided in this Plan, shall not be deemed diminished under this Plan by reason of the participation of any other Employer and the administrative powers and control granted hereunder to the Committee shall be binding upon any Employer adopting this Plan. Each Employer adopting this Plan shall have the obligation to pay the benefits to its employees hereunder and no other Employer shall have such obligation and any failure by a particular Employer to live up to its obligations under this Plan shall have no effect on any other Employer. Any Employer may discontinue this Plan at any time by proper action of its Board of Directors subject to the provisions of Article 4.

6.8	APPLICABLE LAW:  The provisions of this Plan shall be
interpreted and construed according to the laws of the State of Tennessee.

6.9	EFFECTIVE DATE:  This Plan shall be effective January 1,
1995, with respect to of participants on and after such date.



IN WITNESS WHEREOF, Astec Industries, Inc., has caused this instrument to be executed by its duly authorized officers on this 1st day of February, 1996, effective as of January 1, 1995.



(CORPORATE SEAL)




ATTEST:	ASTEC INDUSTRIES, INC.



F. McKamy Hall                              	By:	/s/Albert E.  Guth
Witness


Janice G. Ritchie                           	Title:	Senior Vice  President
Witness



Exhibit 10.99

Trust under Astec Industries, Inc. Supplemental Retirement Plan, dated January 1, 1996.




EXHIBIT 10.99


	TRUST UNDER

	ASTEC INDUSTRIES, INC.

	SUPPLEMENTAL RETIREMENT PLAN

	January 1, 1996
	TRUST UNDER
	ASTEC INDUSTRIES, INC.
	SUPPLEMENTAL RETIREMENT PLAN


	(A)	This agreement made this 1st day of February, 1996 by and between Astec
 Industries, Inc. (Company) and ________________________________ (Trustee);
	(B)	WHEREAS, Company has adopted the nonqualified deferred
compensation plan(s) as listed in Appendix A;
	(C)	WHEREAS, Company has incurred or expects to incur
liability under the terms of such Plan(s) with respect to the individuals participating in such Plan(s);
	(D)	WHEREAS, Company wishes to establish a trust (hereinafter
called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's
Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan(s);
	(E)	WHEREAS, it is the intention of the parties that this Trust
shall constitute an unfunded arrangement and shall not affect the status of the
Plan(s) as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security
Act of 1974;
	(F)	WHEREAS, it is the intention of Company to make
contributions to the Trust to provide itself with a source of funds to assist it in the  meeting of its liabilities under the Plan(s);
	NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:
	SECTION 1

	ESTABLISHMENT OF TRUST


	(A)	Company hereby deposits with Trustee in trust ten dollars
($10.00), which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.
	(B)	The Trust shall become irrevocable 30 days following
execution by authorized officers of the Company.
	(C)	The Trust is intended to be a grantor Trust, of which
Company is the grantor, within the meaning of subpart E, part I subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.
	(D)	The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purses of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan(s) and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(A) herein.
	(E)	Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in Trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any plan participant or beneficiary shall have any right to compel such additional deposits.

	SECTION 2

	PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES


	(A)	Company shall deliver to Trustee a schedule (the "Payment Schedule")
that indicates the amounts payable in respect of each Plan participant
(and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan(s)), and the time of commencement for payment of such amounts.  Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule.  The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan(s) and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.
	(B)	The entitlement of a Plan participant or his or her
beneficiaries to benefits under the Plan(s) shall be determined by Company or such party as it shall designate under the Plan(s), and any claim for such benefits
shall be considered and reviewed under the procedures set out in the Plan(s).
	(C)	Company may make payment of benefits directly to Plan
participants or their beneficiaries as they become due under  the terms of the
Plan(s).  Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries.  In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of
the Plan(s), Company shall make the balance of each such payment as it falls due.  Trustee shall notify Company where principal and earnings are not sufficient.
	SECTION 3

	TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO
	TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT


	(A)	Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.
	(B)	At all times during the continuance of this Trust, as provided in Section 1(D) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.
	(1)	The Board of Directors and the Chief Executive Officer of
Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

	(2)	Unless Trustee has actual knowledge of Company's
Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

	(3)	If at any time Trustee has determined that Company is
Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors.
Nothing in this Trust Agreement shall in any way diminish any rights as general creditors of Company with respect to benefits due under the Plan(s) or otherwise.

	(4)	Trustee shall resume the payment of benefits to Plan
participants or their beneficiaries in accordance with Section
2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

	(C)	Provided that there are sufficient assets, if Trustee
discontinues the payment of benefits from the Trust pursuant to Section 3(B) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan(s) for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.
	SECTION 4

	PAYMENTS TO COMPANY



	Except as provided in Section 3 hereof, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan(s).
	SECTION 5

	INVESTMENT AUTHORITY


	(A)	In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company, other than a de minimis amount held in common investment vehicles in which Trustee invests.
All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants.
	SECTION 6

	DISPOSITION OF INCOME


	(A)	During the term of this Trust, all income received by the
Trust, net of expenses and taxes, shall be accumulated and reinvested.
	SECTION 7

	ACCOUNTING BY TRUSTEE


	Trustee shall keep accurate and detailed records of all investment, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee within 60 days following the close of each calendar year and within 60 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.
	SECTION 8

	RESPONSIBILITY OF TRUSTEE


	(A)	Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan(s) or this Trust and is given in writing by
Company in the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.
	(B)	If Trustee undertakes or defends any litigation arising in
connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments.
If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.
	(C)	Trustee  may consult with legal counsel (who may also be
counsel for Company generally) with respect to any of its duties or obligations hereunder.
	(D)	Trustee may hire agents, accounts, actuaries, investment
advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.
	(E)	Trustee shall have, without exclusion, all powers conferred on
Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.
	(F)	Notwithstanding any powers granted to Trustee pursuant to
this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue
Code.

	SECTION 9

	COMPENSATION AND EXPENSES OF TRUSTEE


	Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.
	SECTION 10

	RESIGNATION AND REMOVAL OF TRUSTEE


	(A)	Trustee may resign at any time by written notice to Company, which shall be effective 30 days after receipt of such notice unless Company and Trustee agree otherwise.
	(B)	Trustee may be removed by Company on 30 days notice or
upon shorter notice accepted by Trustee.
	(C)	Upon resignation or removal of Trustee and appointment of a
successor Trustee, all assets shall subsequently be transferred to the successor trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless Company extends
the time limit.	(D)	If Trustee resigns or is removed, a successor shall be
appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph(s) (A) or (B) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.
	SECTION 11

	APPOINTMENT OF SUCCESSOR


	(A)	If Trustee resigns or is removed in accordance with Section
10(A) or (B) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.
	(B)	The successor Trustee need not examine the records and acts
of any prior Trustee and may retain or dispose of existing Trust assets, subject to
Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.
	SECTION 12

	AMENDMENT OR TERMINATION


	(A)	This Trust Agreement may be amended by a written
instrument executed by Trustee and Company.  Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan(s) or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(B) hereof.
	(B)	The Trust shall not terminate until the date on which Plan
participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan(s) unless sooner revoked in accordance with
Section 1(B)
hereof.  Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.
	(C)	Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan(s), Company may terminate this Trust prior to the time all benefit payments under the Plan(s) have been made. All assets in the Trust at termination shall be returned to Company.
	SECTION 13

	MISCELLANEOUS


	(A)	Any provision of this Trust Agreement prohibited by law
shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.
	(B)	Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.
	(C)	This Trust Agreement shall be governed by and construed in
accordance with the laws of the State of Tennessee.
	SECTION 14

	EFFECTIVE DATE


	The effected date of this Trust Agreement shall be January 1, 1996.


		IN WITNESS WHEREOF, the Company and the Trustee have executed this Agreement as of the date first above written.
	ASTEC INDUSTRIES,
INC.


	By:	/s/ J. Don Brock


	Title:	President

TRUSTEE

/s/ Albert E. Guth
Albert E. Guth

/s/ F. McKamy Hall
F. McKamy Hall


	TRUST UNDER
	ASTEC INDUSTRIES, INC.
	SUPPLEMENTAL RETIREMENT PLAN

	Effective January 1, 1996



	TABLE OF CONTENTS


SECTION 1	-	ESTABLISHMENT OF TRUST	1.1

SECTION 2	-	PAYMENTS TO PLAN PARTICIPANTS AND
		THEIR BENEFICIARIES	2.1

SECTION 3	-	TRUSTEE RESPONSIBILITY REGARDING
PAYMENTS TO
		TRUST BENEFICIARY WHEN COMPANY IS
INSOLVENT	3.1

SECTION 4	-	PAYMENTS TO COMPANY	4.1

SECTION 5	-	INVESTMENT AUTHORITY	5.1

SECTION 6	-	DISPOSITION OF INCOME	6.1

SECTION 7	-	ACCOUNTING BY TRUSTEE	7.1

SECTION 8	-	RESPONSIBILITY OF TRUSTEE	8.1

SECTION 9	-	COMPENSATION AND EXPENSES OF TRUSTEE	9.1

SECTION 10	-	RESIGNATION AND REMOVAL OF TRUSTEE	10.1

SECTION 11	-	APPOINTMENT OF SUCCESSOR	11.1

SECTION 12	-	AMENDMENT OR TERMINATION	12.1

SECTION 13	-	MISCELLANEOUS	13.1

SECTION 14	-	EFFECTIVE DATE	14.1